Exhibit 99.1

SYSTEMAX REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

-Sales Increase 3.4% to $243.9 Million; Constant Currency, Average Daily Sales Increase 3.5%-
-New Distribution Center in Dallas Advances Customer Experience and Service Levels-
- Board Declares $0.12 Dividend -

PORT WASHINGTON, NY, October 29, 2019 – Systemax Inc. (NYSE: SYX) today announced financial results for the third quarter ended September 30, 2019.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended September 30,		Nine Months Ended September 30,
GAAP Results**	2019	2018	2019	2018
Net sales	$243.9	$235.8	$724.7	$679.2
Gross profit	$84.4	$82.2	$250.7	$234.7
Gross margin	34.6%	34.9%	34.6%	34.6%
Operating income	$18.5	$18.4	$51.7	$47.8
Operating margin	7.6%	7.8%	7.1%	7.0%
Net income from continuing operations	$13.7	$15.1	$38.6	$37.2
Net income per diluted share from continuing operations	$0.36	$0.40	$1.02	$0.98
Net income (loss) from discontinued operations	$(1.0)	$163.7	$(1.6)	$174.4
Net income (loss) per diluted share from discontinued operations	$(0.03)	$4.32	$(0.04)	$4.59
Non-GAAP Results**
Operating income	$18.8	$19.6	$55.6	$50.0
Operating margin	7.7%	8.3%	7.7%	7.4%
Net income from continuing operations	$13.8	$14.7	$41.1	$37.1
Net income per diluted share from continuing operations	$0.36	$0.39	$1.08	$0.98

Third Quarter 2019 Financial Summary:

•	Consolidated sales increased 3.4% to $243.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 3.5%.

•
Consolidated operating income increased 0.5% to $18.5 million compared to $18.4 million last year. On a Non-GAAP basis, consolidated operating income decreased 4.1% to $18.8 million. Operating income included $1.7 million of costs incurred in the quarter from our new Dallas distribution center as we commenced receiving and shipping operations.

•	Net income per diluted share from continuing operations decreased 10.0% to $0.36. Non-GAAP net income per diluted share from continuing operations decreased 7.7% to $0.36.

Nine Months 2019 Financial Summary:

•	Consolidated sales increased 6.7% to $724.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 6.9%.

•	Consolidated operating income grew 8.2% to $51.7 million compared to $47.8 million last year. On a Non-GAAP basis, consolidated operating income grew 11.2% to $55.6 million.

•	Net income per diluted share from continuing operations grew 4.1% to $1.02. Non-GAAP net income per diluted share from continuing operations grew 10.2% to $1.08.

Barry Litwin, Chief Executive Officer, said, “In the third quarter we continued to execute our customer centric strategy and strategic growth pillars. Revenue growth reflects the soft market environment, and a cautious but committed Global customer base. Gross margin was stable compared with the first half of the year, as we continue to successfully mitigate the tariff impact and manage current market dynamics. Operating income results primarily reflect the impact of planned investments, specifically in our distribution network. Approximately $1.7 million of costs were incurred as we started up our new distribution center in Dallas, and excluding these costs the overall business generated improved profitability over last year. We recently rebalanced our workforce across the distribution network to optimize costs and will drive additional efficiency as Dallas ramps capacity. This investment was a key component of our strategy and was critical to provide customers with shorter lead times and more competitive shipping rates, while supporting growth and long-term operating leverage.”

“As part of our ongoing strategy we launched a new Global Industrial website with advanced self-serve capabilities, strengthened pricing intelligence, upgraded talent throughout the organization, and hosted our annual Global Experience National Trade Show in August. As we champion a customer focused and continuous improvement culture, we will ultimately drive greater customer satisfaction and improve our long-term financial performance.”

At September 30, 2019, the Company had total working capital of $131.5 million, cash and cash equivalents of $97.6 million and excess availability under its credit facility of approximately $71.7 million. Operating cash flow from continuing operations in the quarter was $14.8 million. The Company’s Board of Directors has declared a cash dividend of $0.12 per share to shareholders of record at the close of business on November 11, 2019, payable on November 18, 2019.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its third quarter 2019 results today, October 29, 2019 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans, such as our exit from and winding down of our North American Technology Group ("NATG") and European operations; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing industry generally, will continue to impact our business; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future; increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future, and factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as global availability of shipping containers and fuel costs; our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S.; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, as well as anti-dumping and other government trade and customs proceedings, could adversely affect our business and results of operations; sales tax laws or government enforcement priorities may be changed which could result in e-commerce and direct mail retailers having to collect sales taxes in states where the current laws and/or prior interpretations do not require us to do so; and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on September 28, 2019 and September 29, 2018. The third quarter of both 2019 and 2018 included 13 weeks and the first nine months included 39 weeks.

**On August 31, 2018, the Company closed on the sale of its France operations. Results of this divested business have been classified as discontinued operations for all periods presented.

Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$243.9	$235.8	$724.7	$679.2
Cost of sales	159.5	153.6	474.0	444.5
Gross profit	84.4	82.2	250.7	234.7
Gross margin	34.6%	34.9%	34.6%	34.6%
Selling, distribution and administrative expenses	66.7	62.9	199.8	186.0
Special charges, net	(0.8)	0.9	(0.8)	0.9
Operating income from continuing operations	18.5	18.4	51.7	47.8
Operating margin	7.6%	7.8%	7.1%	7.0%
Interest and other (income) expense, net	0.1	(0.3)	0.0	(0.2)
Income from continuing operations before income taxes	18.4	18.7	51.7	48.0
Provision for income taxes	4.7	3.6	13.1	10.8
Net income from continuing operations	13.7	15.1	38.6	37.2
Net income (loss) from discontinued operations	(1.0)	163.7	(1.6)	174.4
Net income	$12.7	$178.8	$37.0	$211.6

Net income per common share from continuing operations:
Basic	$0.36	$0.41	$1.03	$1.00
Diluted	$0.36	$0.40	$1.02	$0.98

Net income (loss) per common share from discontinued operations:
Basic	$(0.03)	$4.40	$(0.04)	$4.69
Diluted	$(0.03)	$4.32	$(0.04)	$4.59

Net income per common share:
Basic	$0.33	$4.81	$0.99	$5.69
Diluted	$0.33	$4.72	$0.98	$5.57

Weighted average common and common equivalent shares:
Basic	37.5	37.2	37.4	37.2
Diluted	38.0	37.9	37.9	38.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	September 30,	December 31,
	2019	2018
Current assets:
Cash and cash equivalents	$97.6	$295.4
Accounts receivable, net	96.1	84.1
Inventories	102.3	107.3
Prepaid expenses and other current assets	6.7	10.6
Total current assets	302.7	497.4
Property, plant and equipment, net	18.3	14.9
Operating lease right-of-use assets	60.8	0.0
Goodwill, intangibles and other assets	17.8	17.7
Total assets	$399.6	$530.0

Current liabilities:
Accounts payable and accrued expenses	$160.0	$136.1
Dividend payable	0.0	243.5
Operating lease liabilities	11.2	0.0
Total current liabilities	171.2	379.6
Deferred tax liability	0.1	0.1
Other liabilities	2.5	12.6
Operating lease liabilities	59.9	0.0
Shareholders’ equity	165.9	137.7
Total liabilities and shareholders’ equity	$399.6	$530.0

SYSTEMAX INC.
Reconciliation of Consolidated GAAP Operating Income from Continuing Operations to Consolidated Non-GAAP Operating Income from Continuing Operations – Unaudited
(In millions)

	Quarter Ended September 30,		Quarter Ended September 30,	Nine Months Ended September 30,		Nine Months Ended September 30,
GAAP:	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
Net sales	$243.9	$235.8	3.4%	$724.7	$679.2	6.7%
Average daily sales*	$3.9	$3.7	3.5%	$3.8	$3.6	6.9%
Operating income	$18.5	$18.4	0.5%	$51.7	$47.8	8.2%
Operating margin%	7.6%	7.8%		7.1%	7.0%

Non-GAAP adjustments:
Executive separation & transition costs	0.2	0.0		1.2	0.0
Stock based compensation	0.9	0.0		3.3	0.5
Intangible amortization	0.0	0.3		0.1	0.8
Reverse results of Germany and NATG included in GAAP operating income from continuing operations	(0.8)	0.9		(0.7)	0.9
Total Non-GAAP Adjustments:	0.3	1.2		3.9	2.2

Non-GAAP operating income	$18.8	$19.6	(4.1)%	$55.6	$50.0	11.2%
Non-GAAP operating margin %	7.7%	8.3%		7.7%	7.4%

* Average daily sales is calculated based upon the number of selling days in each period, converted to US Dollars on a constant currency basis.

SYSTEMAX INC.
Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP
Net Income from Continuing Operations – Unaudited
(In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP
Net income from continuing operations	$13.7	$15.1	$38.6	$37.2
Provision for income taxes from continuing operations	4.7	3.6	13.1	10.8
Income from continuing operations before income taxes	18.4	18.7	51.7	48.0
Interest and other (income) expense from continuing operations, net	0.1	(0.3)	0.0	(0.2)
Operating income from continuing operations	18.5	18.4	51.7	47.8

Non-GAAP adjustments:
Executive separation & transition costs	0.2	0.0	1.2	0.0
Reverse results of Germany and NATG included in GAAP operating income from continuing operations	(0.8)	0.9	(0.7)	0.9
Recurring adjustments	0.9	0.3	3.4	1.3
Adjusted operating income	18.8	19.6	55.6	50.0
Interest and other expense (income), net	0.1	(0.3)	0.0	(0.2)
Income before income taxes	18.7	19.9	55.6	50.2
Normalized provision for income taxes	4.9	5.2	14.5	13.1
Normalized effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Non-GAAP net income from continuing operations	$13.8	$14.7	$41.1	$37.1

GAAP net income per diluted share from continuing operations	$0.36	$0.40	$1.02	$0.98
Non-GAAP net income per diluted share from continuing operations	$0.36	$0.39	$1.08	$0.98

(1)	Effective tax rate of 26% used in the third quarter and nine months ended 2019 and 2018.